EXECUTION COPY

Exhibit 10.2C

THIRD AMENDMENT

To The

RE-ESTABLISHED RETIREMENT PLAN FOR HOURLY EMPLOYEES OF

KEWAUNEE SCIENTIFIC CORPORATION

(As Amended and Restated Effective as of May 1, 2001)

WHEREAS, Kewaunee Scientific Corporation (the “Company”) maintains the Re-Established Retirement Plan for Hourly Employees of Kewaunee Scientific Corporation (the “Plan”), which was most recently amended and restated in its entirety by an instrument effective as of May 1, 2001, to incorporate changes to the Internal Revenue Code of 1986, as amended (the “Code”) made by recent Acts of Congress; and

WHEREAS, pursuant to Section 12.2 of the Plan, the Company reserved the right to amend the Plan, from time to time, in its discretion as long as such amendment does not cause assets of the Trust Fund to be diverted or used for purposes other than the exclusive benefit of participants, to favor highly compensated employees or to amend the Plan in a manner which would reduce accrued benefits in violation of Section 411(d)(6) of the Code; and

WHEREAS, in accordance with Section 12.2 of the Plan, the Board of Directors of the Company has found it desirable to freeze participation and benefit accrual under the Plan effective as of April 30, 2005, but to continue to otherwise operate the Plan according to its terms and to maintain the Plan in accordance with all applicable laws.

NOW THEREFORE, pursuant to the authority reserved to the Company under Section 12.2 of the Plan, the Plan be and hereby is amended as set forth below. All amendments are effective as of April 30, 2005.

1.	The Plan is amended by the addition of a new Article IA immediately preceding Article I of the Plan to provide as follows:

ARTICLE IA

SPECIAL PROVISION AND PLAN FREEZE

Effective as of April 30, 2005, the Plan is frozen. The existence of the Plan and Trust subsequent to April 30, 2005 will be solely for the purpose of continuing to hold and invest the assets of the Plan until such amounts are distributed to Participants and Beneficiaries pursuant to the terms and conditions of the Plan. Effective as of April 30, 2005, all benefits accrued to date pursuant to Articles V and VI of the Plan shall be frozen and each Participant’s Accrued Benefit shall become one hundred percent (100%) vested. No Employees nor other persons shall become Participants in the Plan on or after April 30, 2005. This Article IA shall apply as of April 30, 2005. To the extent of any conflict with existing provisions of the Plan, this Article IA shall supercede such provisions.

2.	Article II of the Plan is amended by the addition of the following sentence to the end of Section 2.36:

“As of and after April 30, 2005, no Employee nor Participant shall earn additional Years of Service under the Plan notwithstanding their continued employment with the Employer.”

3.	Article III of the Plan is amended by the addition of a new Section 3.1(d) to provide as follows:

“(d)	Anything contained herein to the contrary notwithstanding, effective as of April 30, 2005, no Employee or any other person shall become a Participant in the Plan.”

4.	Article III of the Plan is amended by the addition of a new Section 3.3(c) to provide as follows:

“(c)	Anything contained herein to the contrary notwithstanding, effective as of April 30, 2005, no Employee nor any other person shall become a Participant in the Plan upon the recommencement of their employment with the Employer or for any other reason.”

5.	Article IV of the Plan is amended by the addition of a new Section 4.1(g) to provide as follows:

“(g)	Freeze of Credited Service. Anything contained herein to the contrary notwithstanding, effective as of April 30, 2005, each Employee’s and each Participant’s Years of Credited Service under the Plan shall be frozen at the number of their Years of Credited Service earned as of April 30, 2005. As of and after April 30, 2005, no Employee nor Participant shall earn additional Years of Credited Service under the Plan notwithstanding their continued employment with the Employer.”

6.	Article IV of the Plan is amended by the addition of the following sentence to the end of Section 4.3:

“Effective as of April 30, 2005, each Participant hereunder shall be deemed to have met their Vesting Date, notwithstanding the Participant’s actual number of Years of Service.”

7.	Article IV of the Plan is amended by the addition of the following sentences to the end of Section 4.4(b) as follows:

“(b)	Notwithstanding the foregoing, any Participant who experiences a Break in Service not in excess of five (5) years shall have all of his Credited Service earned prior to April 30, 2005 taken into consideration under the Plan. No Participant shall earn Credited Service under the Plan on and after April 30, 2005.”

8.	Article IV of the Plan is amended by the addition of the following sentences to the end of Section 4.4(c) as follows:

“(c)	Notwithstanding the foregoing, as of and after April 30, 2005, no Participant shall earn additional Years of Credited Service under the Plan notwithstanding their continued employment with the Employer.”

9.	Article V of the Plan is amended by the addition of a new Section 5.5(c) to provide as follows:

“(c)	Anything contained herein to the contrary notwithstanding, effective as of April 30, 2005, the vested percentage of each Participant’s Accrued Benefit on April 30, 2005 shall be one hundred percent (100%).”

10.	Article V of the Plan is amended by the addition of a new Section 5.6 to provide as follows:

“5.6	Freeze of Accrued Benefits. Anything contained herein to the contrary notwithstanding, effective as of April 30, 2005, each Participant’s Accrued Benefit under the Plan shall be frozen. Notwithstanding the foregoing, Participants in the Plan as of April 30, 2005 must continue to satisfy the requirements of this Article V in order to receive a Pension.”

11.	Article VI of the Plan is amended by deleting Section 6.1 and by replacing the deleted language with a new Section 6.1 as follows:

“6.1	Benefits Generally. Subject to the limitations hereinafter set forth in this Article VI, each Participant who retires on or after he has fulfilled the requirements for a Pension as set forth in Article V shall be entitled to the Pension determined in accordance with the provisions of this Article VI. Notwithstanding the foregoing, effective as of and after April 30, 2005, the amount of the Pension to which a Participant may be entitled under this Article VI shall be the amount to which the Participant would be entitled as of April 30, 2005. Each Participant’s Pension entitlement hereunder shall be frozen at the amount of the Participant’s Pension entitlement on April 30, 2005.”

12.	Article XII of the Plan is amended by the addition of a new Section 12.11 to provide as follows:

“12.11	Freeze of Plan. Effective as of and after April 30, 2005, the Plan is frozen. Each Participant’s Accrued Benefit and participation herein shall be frozen as of said date.”

13.	Although no corresponding amendment shall be made to any provision of the Plan, the Committee is empowered to operate and administer the Plan consistent with the amendments reflected herein.

IN WITNESS WHEREOF, this Second Amendment to the Re-Established Retirement Plan for Hourly Employees of Kewaunee Scientific Corporation is hereby executed by the officer duly authorized effective as of April 30, 2005.

KEWAUNEE SCIENTIFIC CORPORATION

By:	/s/ D. Michael Parker

Vice President, Finance On behalf of the Board of Directors

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